SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2002

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California	94109

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 421-7900

Item 5. Other Events.

On April 17, 2002, Williams-Sonoma, Inc. (the “Company”) announced that the Company’s Board Of Directors has approved a 2-for-1 stock split, to be effected by issuing one additional share of common stock for each share of the Company’s common stock outstanding. The distribution will be made on May 9, 2002 to shareholders of record on April 29, 2002. A copy of the press release announcing the split is attached to this Form 8-K as an exhibit.

Item 7. Financial Statements and Exhibits.

(c)	List of Exhibits:

99.1 Press Release dated April 17, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: April 19, 2002	By:	/s/ Sharon L. McCollam

Sharon L. McCollam Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated April 17, 2002